Exhibit 10.1

AMENDMENT NO. 1 TO

SENIOR SECURED CONVERTIBLE REDEEMABLE NOTE

DATED SEPTEMBER 30, 2016

THIS AMENDMENT NO. 1 TO SENIOR SECURED CONVERTIBLE REDEEMABLE NOTE DATED September 30, 2016 (this “Amendment”) is made and entered into as of September 30, 2018, by and between Clayton A. Struve (the “Holder”), and Know Labs, Inc., a Nevada corporation f/k/a Visualant, Incorporated (the “Company”).

WHEREAS, the Company is a party to that certain 10% Convertible Redeemable Note dated September 30, 2016 (the “Note”) payable to Holder (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note);

WHEREAS, the Note was issued with a principal face amount of $210,000, a Maturity Date of March 30, 2017, and a conversion price of $0.70 per share of Common Stock;

WHEREAS, on March 30, 2017, an Event of Default occurred by reason of the Company defaulting on the payment of principal and interest on the Note;

WHEREAS, by virtue of such Event of Default, the outstanding principal due under the Note increased to $275,000 four weeks after the Event of Default pursuant to Section 8 of the Note;

WHERAS, The Holder converted $200,000 due under the Note to Common Stock of the Company on or about September 24, 2018; and

WHEREAS, the Holder and the Company wish to amend the Note to confirm the foregoing and to make certain other changes to the Note such there is no longer an Event of Default;

Now, therefore, in consideration of the mutual covenants, agreements, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

1.         Confirmation of Aggregate Principal Face Amount. It is hereby confirmed that the current aggregate principal amount of the Note is Seventy-Five Thousand U.S. Dollars ($75,000).

2.         Confirmation of Conversion Price. It is hereby confirmed that the Conversion Price of the Note is $0.25 per share of Common Stock.

3.         Amendment of Maturity Date. The Maturity Date of the Note is hereby amended to February 27, 2019.

4.         No Other Changes. Except as specifically set forth in this Amendment, the terms of the Note remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Company:

KNOW LABS, INC.

/s/ Ronald P. Erickson

By: Ronald P. Erickson

Its: Chairman of the Board

Date: November 16, 2018

Holder:

/s/ Clayton A. Struve

Clayton A. Struve